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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Nonemployee Director Stock Incentive Plan of Cutter & Buck Inc. of our report dated June 15, 1999, with respect to the consolidated financial statements and schedule of Cutter & Buck Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1999, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Seattle, Washington
October 6, 1999

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